UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2010

XTRASAFE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-153762 (Commission File Number)	26-2780766 (IRS Employer Identification No.)

7251 West Lake Mead Boulevard
Suite 300
Las Vegas, Nevada 89128
 (Address of Principal Executive Offices, Zip Code)

702-562-4315
(Registrant's Telephone Number, Including Area Code)

Not Applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 26, 2010 the Board of Directors of Xtrasafe, Inc. (the “Company”) elected Mr. Vivek Warrier a Director of the Company.

Mr. Warrier, age 36, is a partner with the law firm Bennett Jones in Calgary, Alberta.  His practice focuses on the development, acquisition and divestiture of energy-related projects both in Canada and abroad. He regularly represents clients in the negotiation, conduct and completion of purchase and sale transactions in respect of upstream, midstream and transportation assets. In addition, he frequently advises clients in the structuring, construction, ownership and operation of energy infrastructure projects, including exploration, production, upgrading, processing, transportation, terminalling, storage and wind power facilities. He also advises clients on all types of contractual issues arising from construction, procurement, participation, joint operating and service-related agreements.

Mr. Warrier sits on the executive of the Natural Resources subsection of the Canadian Bar Association and is extensively involved in the Calgary community, including as a member of the board of directors of the Distress Centre Calgary.  He obtained a Bachelor of Arts degree from the University of Calgary in 1996 and his LLB from the University of Alberta in 2000.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTRASAFE, INC.

By: /s/ Depinder Grewal
Name:  Depinder Grewal
Title:	President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary

Date:  March 26, 2010